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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Multiple Zones, Inc. of our report dated January 30, 2001 relating to the financial statements which appear in this Form 10-K.

                      PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
February 26, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS